Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of EASY GOLF CORPORATION (the "Company") on Form 10-KSB for the Company's fiscal year ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, John Michael Coombs, the Company's Chairman of the Board, its President, Chief Executive Officer (CEO), Chief or Principal Financial Officer (CFO), and Principal Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Annual Report on Form 10-KSB fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and result of operations of the Company.

EASY GOLF CORPORATION

Date:	September 24, 2007	By:	/s/John Michael Coombs
John Michael Coombs
Chairman of the Board, President, and Chief Executive Officer (CEO)

Date:	September 24, 2007	By:	/s/John Michael Coombs
John Michael Coombs
Principal Financial Officer (CFO) and Principal Accounting Officer